                                                       EXHIBIT-99.B10-2
                                                       OPINION OF RICHARDS,
                                                       LAYTON & FINGER



                    [LETTERHEAD OF RICHARDS, LAYTON & FINGER]

                                                                    May 25, 1994




The Haven Capital Management Trust           HCM Partners, L.P.
c/o Haven Capital Management, Inc.           c/o Haven Capital Management, Inc.
655 Third Avenue                             655 Third Avenue
New York, New York  10017                    New York, New York  10017

Debevoise & Plimpton
875 Third Avenue
New York, New York  10022


                     Re: The Haven Capital Management Trust

Gentlemen:

                  We have acted as special Delaware counsel for The Haven Capital Management Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

The Haven Capital Management Trust
HCM Partners, L.P.
Debevoise & Plimpton
May 25, 1994
Page 2




                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies proved to our satisfaction, of the following:

                  (a) The Certificate of Trust of the Trust, dated March 17, 1994 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 17, 1994;

                  (b) The Agreement and Declaration of Trust of the Trust, dated as of March 17, 1994 (the "Agreement");

                  (c) The By-Laws of the Trust, as adopted on March 17, 1994 (the "By-Laws");

                  (d) A registration statement (the "N14 Initial Registration Statement") on Form N-14 (Registration No. 33-76672), filed by the Trust with the Securities and Exchange Commission (the "SEC") on March 18, 1994, as amended by Pre-Effective Amendment No. 1 to the N14 Initial Registration Statement, filed by the Trust with the SEC on April 14, 1994 ("N14 Amendment No. 1"), and by Pre-Effective Amendment No. 2 to the N14 Initial Registration Statement, including a related preliminary prospectus/proxy statement (the "N14 Prospectus"), filed by the

The Haven Capital Management Trust
HCM Partners, L.P.
Debevoise & Plimpton
May 25, 1994
Page 3




Trust with the SEC on May 25, 1994 ("N14 Amendment No. 2") (the N14 Initial Registration Statement as amended by N14 Amendment No. 1 and N14 Amendment No. 2 being hereinafter referred to as the "N14 Registration Statement");

                  (e) A registration statement (the "N1A Initial Registration Statement") on Form N-1A (Registration Nos. 33-76670 and 811-8428), filed by the Trust with the SEC on March 18, 1994, as amended by Pre-Effective Amendment No. 1 to the N1A Initial Registration Statement, including a related preliminary prospectus (the "N1A Prospectus"), filed by the Trust with the SEC on May 25, 1994 ("N1A Amendment No. 1") (the N1A Initial Registration Statement as amended by N1A Amendment No. 1 being hereinafter referred to as the "N1A Registration Statement");

                  (f) The Minutes of the Special Meeting of the Trustees of the Trust that was held on May 19, 1994 (the "Minutes");

                  (g) A form of Agreement and Plan of Exchange (the "Plan of Exchange"), attached as Attachment "B" to the N14 Prospectus; and

                  (h) A Certificate of Good Standing for the Trust, dated May 25, 1994, obtained from the Secretary of State.

The Haven Capital Management Trust
HCM Partners, L.P.
Debevoise & Plimpton
May 25, 1994
Page 4




                  Initial capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above the bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

                  For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ii) that the Agreement, the By-Laws and the Minutes constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the

The Haven Capital Management Trust
HCM Partners, L.P.
Debevoise & Plimpton
May 25, 1994
Page 5




admission of beneficial owners to, and the creation, operation and termination of, the Trust, and that the Agreement, the By-Laws, the Minutes and the Certificate are in full force and effect, have not been amended and no amendment of the Agreement, the By-Laws, the Minutes or the Certificate is pending or has been proposed, (iii) except for the valid existence in good standing of the Trust as a business trust under the Delaware Business Trust Act (12 Del.C.
Section 3801, et seq.) (the "Act"), the valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, and the capacity of Persons who are parties to the documents examined by us, (iv) that the Exchange (as defined in the N14 Prospectus) has been consummated, (v) that the Amendment (as defined in the N14 Prospectus) has been accomplished in accordance with, and was permitted by, the relevant provisions of the Limited Partnership Agreement of HCM Partners, L.P., a New York limited partnership (the "Partnership"), and applicable law, and (vi) that all actions contemplated by the Plan of Exchange have been accomplished in accordance with the Plan of Exchange, including the distribution by the Partnership to the partners of the Partnership as of the Exchange Date (as defined in the Plan of Exchange) (the "Partner Shareholders") of beneficial interests in the Trust (the "Partner Shares"). We have not

The Haven Capital Management Trust
HCM Partners, L.P.
Debevoise & Plimpton
May 25, 1994
Page 6




participated in the preparation of the N14 Registration Statement or the N1A Registration Statement and assume no responsibility for their contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Act.

                  2. Assuming (i) the due acceptance by the Trustees of an appropriate instrument for beneficial interests in the Trust (the "Public Shares") (the Public Shares and the Partner Shares being hereinafter jointly referred to as the "Shares") from each of the Persons who subscribe for Public Shares in the offering

The Haven Capital Management Trust
HCM Partners, L.P.
Debevoise & Plimpton
May 25, 1994
Page 7




described in the N1A Prospectus (the "Public Shareholders") (the Public Shareholders and the Partner Shareholders being hereinafter jointly referred to as the "Shareholders") and the due acceptance by the Trustees of the Shareholders as beneficial owners of the Trust, (ii) the payment by each of the Shareholders to the Trust of the full consideration due from it for the Shares acquired by it, (iii) that the books and records of the Trust set forth all information required by the Agreement and the Act, including all information with respect to all Persons who are to be Shareholders and their contributions to the Trust, and (iv) that the Shares are offered and sold as described in the N14 Registration Statement or the N1A Registration Statement, as the case may be, and the Agreement, the Shares to be issued to the Shareholders will be validly issued and will represent fully paid and nonassessable beneficial interests in the Trust, and the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit (subject to the obligation of a Shareholder to make contributions required to be made by it to the Trust, to make other payments provided for in the Agreement and to repay any funds wrongfully distributed to it from the Trust), and the Shareholders will be beneficial owners of the Trust, entitled to all of the benefits of beneficial owners to the extent permitted under the Act.

The Haven Capital Management Trust
HCM Partners, L.P.
Debevoise & Plimpton
May 25, 1994
Page 8



                  We understand that Debevoise & Plimpton will rely as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it to the Trust and filed by it with the SEC as an exhibit to the N14 Registration Statement and the N1A Registration Statement in connection with the filing by the Trust of the N14 Registration Statement and the N1A Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). In connection with such opinion, we hereby consent to Debevoise & Plimpton relying as to matters of Delaware law upon this opinion and attaching a copy of this opinion to its opinion. We also consent to the Trust relying as to matters of Delaware law upon this opinion in connection with its filing of the N14 Registration Statement and the N14 Registration Statement under the Securities Act. We hereby consent to the use of our name under the heading "Legal Matters" in the N14 Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

The Haven Capital Management Trust
HCM Partners, L.P.
Debevoise & Plimpton
May 25, 1994
Page 9


Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                         Very truly yours,

                                         /s/ Richards, Layton & Finger